Exhibit 99.1

EBET Announces Reverse Stock Split

LAS VEGAS, September 29, 2023 -- EBET, Inc., (Nasdaq: EBET) a leading global provider of advanced wagering products and technology, announced, today announced that it filed an amendment to articles of incorporation with the Secretary of State of the State of Nevada to effect a 1-for-30 reverse stock split of its common stock. The reverse stock split will take effect at 4:01 pm (Eastern Time) on September 29, 2023, and the Company’s common stock will open for trading on The Nasdaq Capital Market on October 2, 2023 on a post-split basis, under the existing ticker symbol “EBET” but with a new CUSIP number 278700 208.

As a result of the reverse stock split, every 30 shares of the Company’s common stock issued and outstanding prior to the opening of trading on October 2, 2023 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.001. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from approximately 448.2 million shares to approximately 14.9 million shares, and the number of authorized shares of common stock will remain at 500 million shares. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the reverse stock split will be reduced proportionately.

About EBET, Inc.

EBET operates and develops award-winning, groundbreaking and engaging wagering products for bettors around the world. The company is focused on bringing better entertainment and technology solutions to cater to the Millennial and Gen-Z demographics in the wagering space. EBET operates online sportsbook and casino brands Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, GenerationVIP and Gogawi, which have over 1.4 million deposited customers in more than 15 countries. The company recently was awarded Esport Product of the Year at the 2021 SiGMA Europe and the 2022 SiGMA Asia and SiGMA Americas Awards. Its brand Karamba received SBC’s award for Innovation in Casino & Gaming Entertainment and the 2022 SiGMA Americas award for Online Casino of the Year. EBET, Inc. was previously Esports Technologies Inc. The name changed on May 5, 2022, to better reflect the company’s business and mission.

For more information, visit: https://ebet.gg/.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statements include, without limitation, the timing and completion of the reverse split. These statements relate to future events, future expectations, plans and prospects. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts

For Investors & Media:

Aaron Speach

CEO

aaron.speach@ebet.gg